Dated 16 October 2023.

RENAISSANCE CITY DEVELOPMENT COMPANY LIMITED
(Landlord)

and

GRAND CENTURY HOLDING COMPANY LIMITED
(Tenant)

L E A S E

of

Suite Nos. 01, 12 and 15 on Level 17
of the Office Tower
erected on
Kowloon Inland Lot No.11099
8 Argyle Street, Kowloon

INDEX

Clause **Page**

THIS LEASE is made this 16 day of October Two Thousand and twenty three

BETWEEN:

(1) The party named and described as the Landlord in Part 1 of the First Schedule (hereinafter called the **"Landlord"** which expression shall where the context admits include its successors and assigns); and

(2) The party named and described as the Tenant in Part 2 of the First Schedule (hereinafter called the **"Tenant"**).

WHEREBY IT IS AGREED as follows: -

1. DEFINITIONS

1.1 In this Lease, unless the context otherwise requires, the following expressions shall have the following meanings ascribed to them.

"Applicable Law"
all law and regulations which are applicable or relate to or affect the Premises or any works, additions or improvements therein or thereto made by the Tenant or the use or occupation thereof or the conduct or carrying on of the Tenant's business

"Deed of Mutual Covenant"
the Deed of Mutual Covenant and Management Agreement for the Lot and the Development and (where the context so permits or requires) any Sub-Deed of Mutual Covenant relating to the Office Tower and/or the Premises, including any amendment, variation or modification thereto made pursuant to the provisions thereof

"Deposit"
the deposit to be maintained by the Tenant pursuant to Clause 11

"Development"
the development erected on the Lot and more particularly described in Part 1 of the Second Schedule

"Dollars" or "$"
Hong Kong Dollars, the lawful currency of the Hong Kong Special Administrative Region

"Government"
the Government of the Hong Kong Special Administrative Region

"Government Grant"
the Agreement and Conditions of Exchange No.12557 dated 18 February 2000, including any extension, variation or modifications thereto

"House Rules"

the rules governing or regulating the use, operation and maintenance of the Office Tower and the services, facilities and amenities thereof and the conduct of persons occupying, using or visiting the same as may be prescribed by the Manager from time to time

"Lot"

All that piece or parcel of land registered in the Land Registry as Kowloon Inland Lot No.11099

"Manager"

the service company or agent for the time being appointed by the Landlord as the Manager for managing and controlling the Office Tower or (where there is a Sub-Deed of Mutual Covenant) the service company or agent for the time being appointed as the Manager of the Office Tower under the Sub-Deed of Mutual Covenant or the Building Management Ordinance, which expression shall, where the context so permits or requires, also include the service company or agent for the time being appointed as the Manager of the Development under the Deed of Mutual Covenant or the Building Management Ordinance

"Office Tower"

means the "High Block" referred to in the Deed of Mutual Covenant and the Sub-Deed of Mutual Covenant

"Premises"

All those premises more particularly described in Part 2 of the Second Schedule

"Related Party"

any servant, agent, employee, contractor or licensee of the Tenant and any person present in, using or visiting the Premises with the Tenant's consent, express or implied and any person claiming through or under the Tenant

"Rent"

the rent more particularly described in Part 1 of the Fourth Schedule

"Sub-Deed of Mutual Covenant"

the Sub-Deed of Mutual Covenant (if any) for the Office Tower and/or the Premises, including any amendment, variation or modification thereto made pursuant to the provisions thereof

"Term"

the term more particularly described in the Third Schedule

1.2 In this Lease, unless the context otherwise requires,

(a) references to Clauses and Schedules are references to clauses of or schedules to this Lease;

(b) the Index and the headings are for ease of reference only and do not form part of this Lease or affect the construction thereof;

(c) reference to "law and regulations" in the definition of "Applicable Law" includes reference to (i) any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances subsidiary and subordinate legislation, orders, rules and regulations having the force of law; (ii) any rules of civil and common law and equity; and (iii) any rules and licensing requirements of the Government or other competent authority, as the same are from

time to time modified, codified or re-enacted;

(d) references to "the Government" include references to all competent or lawful authorities, whether such authorities are government or quasi-government authorities or otherwise;

(e) references to months are references to calendar months;

(f) words importing the singular number only shall include the plural number and vice versa; words importing the masculine gender only shall include the feminine gender and the neuter gender and vice versa and words importing persons shall include corporations;

(g) where there are two or more persons are named in Part 2 of the First Schedule as the "Tenant", the agreements, covenants, obligations and liabilities contained in this Lease which are expressed to be made, given, undertaken or assumed by the Tenant shall be deemed to be made, given, undertaken or assumed by such persons jointly and severally;

(h) any agreement or covenant by the Tenant not to do any act or thing shall include an obligation on the part of the Tenant not to permit or suffer such act or thing to be done;

(i) any agreement or covenant by the Tenant to indemnify the Landlord against any breach or any act or omission on the part of the Tenant shall include an obligation on the part of the Tenant to indemnify the Landlord in respect of any breach or any act or omission of any Related Party; and

(j) where the prior written consent or approval of the Landlord is required under any of the provisions of this Lease, unless the relevant provisions expressly provide to the contrary, the consent or approval of the Landlord may, in the sole and absolute discretion of the Landlord, be withheld or granted upon such terms and conditions as the Landlord may impose.

2. PREMISES

2.1 The **Landlord hereby lets** and the Tenant hereby takes the Premises (the external surfaces of the walls glass curtain walls windows frames and glass being excluded) **TOGETHER with** the use in common with the Landlord and all others having the like right of:

(a) the roads, driveways, entrances, staircases, landings, passageways, escalators, lifts and other common areas and common facilities in the Development insofar as the same are necessary for the proper use and enjoyment of the Premises; and

(b) those entrances, staircases, landings, passageways, escalators, lifts, lavatories and central air-conditioning and other building services serving the Office Tower,

whenever the same shall be operating and except insofar as such use may from time to time be restricted in accordance with the Deed of Mutual Covenant or by the Landlord or by the Manager in accordance with the House Rules or otherwise for the purpose of replacing, renewing, repairing, decorating or maintaining the same **EXCEPT AND RESERVED** unto the Landlord and all persons authorised by the Landlord or otherwise entitled thereto: -

(i) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises or the raised flooring therein or the suspended ceiling thereabove and serving or capable of serving the Office Tower or the Development or any adjoining or neighbouring property together with the right to enter upon the Premises at all times by prior notice (except in case

of emergency) to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided that in the exercise of such right to enter upon the Premises, the Landlord shall use its endeavours to cause as little damage or inconvenience to the Tenant as possible and make good any damage caused;

(ii) the exclusive right to install in or affix to any part of Office Tower or the Development (other than the Premises) such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same;

(iii) the right and liberty to enter upon the Premises in the circumstances permitted hereunder;

(iv) the right to subjacent and lateral support from the Premises for the remainder of the Development; and

(v) the right of access to all common areas

yielding and paying therefor throughout the Term the Rent and the management and other charges set out in the Fourth Schedule which sums shall be payable exclusive of rates and other outgoings and clear of all deductions, counterclaim or set-off whatsoever on the days and in the manner hereinafter provided.

2.2 For the avoidance of doubt, it is hereby acknowledged and confirmed that except as expressly provided in this Lease,

(a) this Lease does not confer upon or include by implication or otherwise in favour of the Tenant any right, privilege, liberty, easement, quasi-easement, estate or interest in, through, over or upon any other part of the Office Tower or the Development or any land or building adjoining or in the neighbourhood thereof or the air space over them or the ground below the foundations of them; and

(b) nothing contained or implied in this Lease imposes or is to be deemed to impose any restriction on the use of any other parts of the Office Tower or the Development or any land or building adjoining or in the neighbourhood thereof or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant, agreement or condition entered into in respect thereof or to prevent or restrict the development thereof.

3. RENT

The Tenant hereby agrees with the Landlord that the Tenant will throughout the Term pay the Rent to the Landlord in Dollars in the amount more particularly described in Part 1 of the Fourth Schedule in advance on the first day of each month Provided that the first payment shall be made on the execution of this Lease and the first and the last of such payments shall be apportioned by reference to the number of days in the relevant months.

4. MANAGEMENT CHARGES & OTHERS

4.1 The Tenant hereby agrees with the Landlord that the Tenant will pay to the Landlord the following charges in Dollars in advance on the first day of each month Provided that the first payment shall be made on the execution of this Lease and the first and the last of such payments shall be apportioned by reference to the number of days in the relevant month:

(a) **Management Charges**

(i) monthly management charges, the amount of which as at the date hereof is set out in Part 2 of the Fourth Schedule and which is subject to increase in accordance with Clause 4.2;

(ii) additional management charges (if any) payable by the Tenant for the use by the Tenant of those common facilities within the Office Tower (as designated by the Manager) which are not covered by the monthly management charges aforesaid, additional air-conditioning charges (if any) payable by the Tenant for supply of air-conditioning to the Premises outside the hours between 0830 to 1930 from Mondays to Fridays (excluding public holidays) and from 0830 to 1430 for Saturdays (excluding public holidays) and chilled water charges (if any) chargeable to the Tenant for use of chilled water supply of the Premises.

(b) **Interest** - The Tenant shall pay to the Landlord by way of interest without any deduction counterclaim or set-off whatsoever and on demand interest calculated on a daily basis at a monthly rate equivalent to one and one-half percent (1½ %) on: -

(i) the Rent or any sum of money payable by the Tenant hereunder and not received by the Landlord within fourteen (14) days from the due date for payment (whether demanded or not) from the due date aforesaid until the whole of such sum is received by the Landlord;

(ii) any sum paid by the Landlord in the event of default by the Tenant of its obligation to pay the same under this Lease from the date of payment by the Landlord until the same is repaid to the Landlord; and

(iii) any sum which shall be declined by the Landlord so as not to waive a breach of covenant from the due date until acceptance thereof by the Landlord following the remedying of the breach by the Tenant.

4.2 **Increase of Charges**

The monthly management charges referred to in Clause 4.1(a)(i) and (ii) respectively shall be subject to increase at any time during the continuance of this Lease as determined by the Manager in accordance with the Sub-Deed of Mutual Covenant (Provided that the Manager's assessment shall, in the absence of manifest error, be final and conclusive).

4.3 **Rates**

(a) The Tenant further agrees with the Landlord that the Tenant will pay and discharge all rates, taxes, assessments, duties, impositions, charges and outgoings whatsoever now or hereafter to be assessed, imposed, raised, charged or levied on the Premises or any part thereof or upon the owner or occupier thereof by the Government (Government Rent and Property Tax alone excepted). Without prejudice to the generality of the foregoing, the Tenant shall pay or (if the same has already been paid by the Landlord) refund to the Landlord on demand in case any of the same are payable, assessed, imposed, raised, charged or levied in respect of the Development as a whole or any part thereof (which includes the Premises) a proper proportion thereof to be determined by the Landlord as the amount attributable to the Premises.

(b) In the event that rates assessed in respect of the Premises shall be charged on the Landlord direct, the Landlord shall, during the month immediately preceding any quarter in respect of

which such rates may fall due, be at liberty to debit the Tenant with the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government.

(c) In the event that no valuation of the Premises shall have been made in accordance with the Rating Ordinance (Cap.116) or any statutory amendment or modification thereof for the time being in force, the Landlord shall be at liberty to make an interim valuation thereof based on 12 months' Rent and the Tenant shall, until such time as the rates payable in respect of the Premises are assessed, pay to the Landlord quarterly in advance on account of the Tenant's liability under this Clause 4.3 a sum equal to the rates which would be chargeable by the Government per quarter on the basis of such interim valuation. Any over-payment or under-payment by the Tenant shall be adjusted within thirty (30) days after a valuation under the Rating Ordinance shall have been made known.

4.4 **Utility Charges**

(a) The Tenant shall apply to the relevant utility companies for the provision of separate meters for the Premises in respect of such utilities as water, gas, electricity and telephone as the Tenant may require for the Premises. The Tenant shall pay and discharge all deposits, installation charges and charges in respect of water, gas, electricity and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

(b) If the Landlord has already paid the deposit and/or the installation charges in respect of the supply of any utility to the Premises, the Tenant shall reimburse the Landlord on demand for such deposit and (as the case may be) pay to the Landlord such amount as the Landlord may determine in respect of the installation charges Provided that the deposit, if any, shall be returned to the Tenant at the expiration of the Term after deducting all outstanding utility charges (if any).

5. TENANT'S POSITIVE COVENANTS

The Tenant hereby agrees with the Landlord as follows: -

5.1 **Compliance with Law & Regulations**

(a) The Tenant hereby agrees with the Landlord that the Tenant shall obey and comply with and shall indemnify the Landlord fully against any breach by the Tenant of any Applicable Law or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant.

(b) The Tenant shall notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or affecting the Premises or any services supplied thereto.

(c) Without prejudice to the generality of the foregoing, the Tenant shall obtain any licence, approval or permit required by the Government or other competent authority in connection with the Tenant's use or occupation of the Premises or the conduct or carrying on of the Tenant's business prior to the commencement of such use, occupation, business or employment and maintain the same in full force and effect and in all respects comply with the terms and conditions thereof during the currency of this Lease and indemnify the Landlord against the consequence of any breach of this provision.

5.2 **Compliance with Conditions, Deed of Mutual Covenant & House Rules**

The Tenant shall observe, perform and comply with all the covenants, terms and provisions of the Government Grant, the Deed of Mutual Covenant and the House Rules insofar as they relate to the Premises and indemnify the Landlord against any breach or non-observance or non-compliance thereof by the Tenant.

5.3 **Fitting Out**

(a) The Tenant shall:

(i) fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord under Clause 5.4 in a good proper and workmanlike fashion using good quality materials approved by the Landlord and in all respects in a style appropriate to a first class office building; and

(ii) the Tenant shall maintain the Premises including the furnishings, fixtures and fittings therein or thereto (if any) in good and substantial repair and condition to the satisfaction of the Landlord throughout the Term

Provided That nothing herein shall make the Landlord responsible for any damages or claims arising from any defects in the design or quality of the fitting out carried out by the Tenant.

(b) The Tenant shall not cause or permit to be made any variation to the approved fitting-out plans and specifications or to the interior design or layout of the Premises without the prior written approval of the Landlord.

5.4 **Fitting Out Plans**

For the purpose of fitting-out or redecorating or renovating the Premises, the Tenant shall observe and comply with the following provisions:-

(a) Approval Of Plans - The Tenant shall at its own cost prepare and submit to the Landlord for approval four (4) sets of suitable drawings and specifications of the works proposed to be carried out by the Tenant (hereinafter called the **"Tenant's Works"**) and the schematic drawings illustrating the design and layout proposal of the Tenant's Works (such drawings and plans being hereinafter collectively called the **"Tenant's Plans"**). The Tenant shall include in the Tenant's Plans the following: -

(i) detailed drawings, plans and specifications of or of any changes in the electrical wiring and installations, air-conditioning piping, ducting or vents or fire services installation and/or other services;

(ii) details of the electricity consumption capacity, electrical wiring and installation, telephone wiring, piping, ducting, computer cabling, wiring and other arrangements (whether underneath the raised flooring, above the false ceilings or otherwise);

(iii) details of all lighting features;

(iv) details of partitioning, internal decoration, furnishings and equipment;

(v) details of all water supplies, plumbing and drainage facilities and grease traps (if any);

(vi) the position and details of any heavy equipment; and

(vii) such other relevant information as the Landlord may consider necessary.

(b) Acceptance of Plans - The Landlord will consider the Tenant's Plans and may accept or reject the Tenant's Plans or require modifications thereof or any part of them as it thinks fit within a reasonable time from the submission of the Tenant's plans to the Landlord.

(c) Fees For Approval & Inspection - The Tenant shall reimburse the Landlord on demand the fees of all architectural, mechanical, electrical and structural engineering consultants and other professional's fees incurred according to fee notes or bills rendered by any such consultants or professionals in connection with the consideration and approval or rejection of the Tenant's Plans and the supervision and inspection of the Tenant's Works. The Tenant shall also pay to the Landlord on demand such amount as may be prescribed in the Landlord's fitting out rules as the approval or vetting fees for the approval of the Tenant's Plans.

(d) Compliance with Ordinances - The Tenant shall comply with all Applicable Law for and shall be solely responsible for obtaining all necessary approval from all relevant Government departments and utility companies required for all work, performed by or on behalf of the Tenant on the Premises. The approval by the Landlord and/or its agents or consultants of the Tenant's Works or the Tenant's Plans or the inspection of the Tenant's Works shall not constitute or be deemed to constitute any representation or certification by the Landlord that the Tenant's Works are in compliance with the Applicable Law. When several sets of requirements must be met, the standard set by the Landlord or its consultants shall apply.

(e) Permission For Commencement - The Tenant shall not commence the Tenant's Works until the same shall have been approved in writing by the Landlord and a notice shall have been given by the Landlord that the Tenant's Works can be commenced and as soon as possible after such approval and notice shall have been given, the Tenant shall commence the Tenant's Works and complete them expeditiously.

(f) Designated Contractors - The following types of the Tenant's Works shall not be carried out by any contractor other than contractors designated by the Landlord: -

(i) the following types of the Tenant's Works relating to the raised flooring: -

(aa) the alignment, re-alignment or removal of the raised flooring installation;

(bb) the creation of openings on the raised flooring panels;

(cc) the change of the headroom or height of the raised flooring;

(dd) the cutting or subdivision of the raised flooring panels; and

(ee) the laying of marbles or other finishes (other than carpet) on top of the raised flooring;

(ii) works touching or affecting the heating, ventilation and air-conditioning system for the Office Tower or the Development (including that part, if any, of the said system installed within the Premises);

(iii) electrical works to be undertaken by the Tenant in the common areas of the Office Tower or the Development in connection with the use and enjoyment of the Premises by the Tenant;

(iv) works touching or affecting the fire services installations of the Office Tower or the Development (including those within the Premises);

(v) plumbing and drainage works;

(vi) works touching or affecting the building management system for the Office Tower or the Development;

(vii) works touching or affecting the communication networks (including but not limited to an antenna system for mobile phone network) which forms part of the common facilities of the Office Tower or the Development; and

(viii) works touching or affecting the suspended ceiling of the Office Tower or the Development.

The contract for the above types of the Tenant's Works to be carried out at the Premises shall be made between the Tenant and the designated contractor. All other types of the Tenant's Works shall be carried out by contractors as approved in writing by the Landlord Provided always that the Landlord shall not in any way be responsible or liable for the works carried out by or the performance of such designated or approved contractors.

(g) Information on Contractors - The Tenant shall submit to the Landlord at least three (3) days prior to the commencement of the Tenant's Works the following information: -

(i) the name(s) and address(es) of the general contractor(s) and other contractors designated or approved by the Landlord whom the Tenant intends to engage for the Tenant's Works;

(ii) the proposed commencement date of and the estimated date of completion of the Tenant's Works; and

(iii) certificates of insurance for public liability and workmen's compensation.

(h) Compliance with Landlord's Instructions - In carrying out any approved work under this Clause or other provisions of this Lease, the Tenant shall cause its servants, agents, employees, contractors, licensees and workmen to co-operate with the Landlord and/or the Manager and all servants, agents and workmen of the Landlord and/or the Manager and with other tenants or contractors carrying out any work in the Office Tower or the Development. The Tenant shall comply with and cause its servants, agents, employees, contractors, licensees and workmen to obey and comply with all fitting out rules which may be prescribed by the Landlord or the Manager and all instructions and directions which may from time to time be given in connection with the carrying out of such work by the Landlord, the Manager and all servants or agents of the Landlord or the Manager.

(i) Completion - As soon as practicable after completion of the Tenant's Works, the Tenant shall provide the Landlord with a copy of the "as-built" plans for the Tenant's Works.

(j) Variations - The Tenant shall not cause or permit to be made any variation to the approved Tenant's Plans or the Tenant's Works after the completion thereof. The Landlord may enter upon the Premises for the purpose of inspecting the construction of the Tenant's Works. The Tenant shall forthwith on demand by the Landlord and at its own cost and expense demolish and remove any alteration or addition subsequently made to the Tenant's Works in breach of the provisions of this Lease and reinstate the Premises to the satisfaction of the Landlord.

(k) Electricity Charges For Fitting Out - The Tenant shall be solely responsible for all electricity and other utility charges incurred in connection with or arising out of fitting out the Premises and shall pay to the Landlord a service charge of such amount as the Landlord may determine for the temporary supply of electricity and water and other attendance rendered during the fitting out period.

(l) Removal of Garbage - The Tenant shall remove from the Premises all garbage, refuse and construction and decoration waste to such location as may from time to time be designated by the Manager and if the Tenant shall fail to do so, the Landlord may cause such removal to be made at the cost and expense of the Tenant.

(m) Deposit for fitting out - As security for the due observance by the Tenant of the terms and conditions of Clause 5.4, the Tenant shall pay to the Landlord such an amount as may be required by the Landlord as a fitting-out deposit which shall be refunded to the Tenant without interest within thirty (30) days after the completion of the Tenant's Works to the satisfaction of the Landlord if there shall be no breach of any of the terms or conditions contained in Clause 5.4.

5.5 **Telephone Installations**

The Tenant shall make arrangement with the appropriate licensed telecommunication service provider with respect to the installation of telephones in the Premises Provided that telephone or other communication lines installed outside the Premises must be installed in the common ducting (if any) provided for that purpose and in all respects in accordance with the Manager's directions.

5.6 **Good Repair of Interior**

The Tenant shall keep all the interior of the Premises including:

(a) the raised flooring and cables and wirings installed thereunder;

(b) interior plaster or other finishing material or rendering to walls;

(c) floors and ceilings;

(d) external grilles or shutters to the Premises; and

(e) the Landlord's fixtures and fittings in the Premises; and

all additions thereto (whether made by the Landlord or the Tenant), including all escalators, doors, windows, window frames, electrical installations and wiring, light fittings, suspended ceiling, fire alarm and fire-fighting installations and apparatus, air-conditioning plant and ducting, exhaust ducts, scrubber and carbon filters, grease traps, pipes, plumbing and drainage facilities, cables, conduits, sanitary and water apparatus, painting, papering and decoration, comprised in and used for the benefit of the Premises in good, clean, substantial and proper repair and condition and properly preserved and painted as may be appropriate and when from time to time required by the Landlord or any relevant Government authority and so maintain the same at the expense of the Tenant and deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition.

5.7 **Repair of Glass Curtain wall**

The Tenant shall pay to or reimburse the Landlord such amount as may be incurred by the Landlord in connection with the replacement of, or otherwise towards payment of the owners or

tenants of the Office Tower or the Development or any person in, using or visiting the Office Tower or the Development, in respect of all broken or damaged part or parts of the glass curtain wall corresponding to the Premises or other part or parts of the Development (if any), windows or shopfront glass, whether used exclusively by the Tenant or not, if the damage is caused by the act, default, neglect or omission of the Tenant or any Related Party.

5.8 **Electrical Installations**

The Tenant shall repair and replace any electrical wiring, installation or piping within the Premises or used exclusively by the Tenant if the same becomes dangerous or unsafe unless the damages are caused by inherent defects in the wiring, installation or piping made by the Landlord or if so required by the Landlord or the relevant utility company. In so doing or in carrying out any other works thereto at the Tenant's own instigation, the Tenant shall use only the contractor nominated or approved by the Landlord in writing for the purpose. The Tenant shall permit the Landlord or its agents or servants to test the Tenant's wiring and/or piping in the Premises at any time. The Tenant shall indemnify the Landlord and hold it harmless against any cost damage claim demand action or proceeding resulting from or attributable to any malfunction or disrepair of the electrical installation, wiring or piping in the Premises. The Tenant shall not, without the prior written consent of the Landlord, install or alter or permit or suffer to be made any alterations in or additions to the electrical wiring, installation or piping.

5.9 **Good Repair of Toilets & Water Apparatus**

The Tenant shall maintain all toilets and sanitary and water apparatus as are located within the Premises (or elsewhere in the Office Tower or the Development if used exclusively by the Tenant) in good, clean, substantial and proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Food and Environmental Hygiene Department or other relevant Government authority.

5.10 **Cleaning & Cleaning Contractors**

(a) The Tenant shall keep the Premises and every part thereof, including windows and lights, at all times in a clean and sanitary state and condition and dispose of all refuse and rubbish in accordance with the House Rules. The Tenant shall not bring or keep or suffer to be brought or kept in or on the Premises anything which in the opinion of the Landlord is or may become unclean, unsightly or detrimental to the Premises. The Tenant shall, at its own cost and expense, employ cleaning contractors nominated or approved by the Manager for the cleaning of the Premises. The Tenant shall enter into a separate agreement with such cleaning contractors and make all payments direct to such cleaning contractors.

(b) The Tenant shall be responsible for the removal of refuse and garbage from the Premises to such location as may from time to time be specified by the Manager, using such type of refuse/garbage container as may from time to time be specified by the Manager. For the better observance of this provision, the Tenant shall at its cost and expense employ such persons, firms or companies nominated or approved by the Manager for removing refuse and garbage from the Premises. The Tenant shall enter into a separate agreement with such persons, firms or companies and make all payments direct to them. In the event that the Manager provides collection service for refuse and garbage, the Tenant shall use such service to the exclusion of any other similar service and shall pay the Manager the cost of such service.

(c) Neither the Landlord nor the Manager shall assume any responsibility for the acts, omissions or neglect of such cleaning contractors or other persons, firms or companies nominated by the Manager for refuse and garbage removal. The Tenant shall fully indemnify the Landlord and the Manager against all claims costs and damage arising out of the acts, omissions or

neglect of such cleaning contractors or other persons, firms or companies.

5.11 **Cleaning of Drains**

The Tenant shall pay to or reimburse the Landlord forthwith on demand the cost incurred by the Landlord in cleaning, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing apparatus choked, blocked or stopped up owing to the improper or careless use or neglect thereof by the Tenant or any Related Party and keep the Landlord fully indemnified against any cost claim or damage caused thereby or arising therefrom.

5.12 **Informing Landlord of Damages & Making Good Defects**

The Tenant shall promptly notify the Landlord of all accidents occurring in the Office Tower and all defects in or damage to the Premises or other parts of the Office Tower or water or gas pipes, electrical wiring or fittings or any other fittings, fixtures, services or facilities within the Premises, whether caused by the act, default, neglect or omission of the Tenant or any Related Party. The Tenant shall make good at its expense all such defects or damages which are caused by the act, default, neglect or omission of the Tenant or any Related Party.

5.13 **Notice of Entry for Repair of Adjoining Premises**

The Tenant shall permit the Landlord, the Manager and their duly authorized surveyor(s) or agent(s) and all other persons duly authorized by the Landlord and/or the Manager with or without workmen or others and with or without appliances at all reasonable times and by prior appointment to enter upon the Premises for the purpose of executing repairs to and/or alterations of any adjoining premises.

5.14 **To Permit Landlord to Enter & View**

(a) The Tenant shall permit the Landlord, the Manager and their respective agents and all other persons duly authorized by the Landlord and/or the Manager with or without workmen or others and with or without appliances at all reasonable times (except in case of emergency) to enter upon the Premises to view the condition or user thereof or to inspect any works in progress and to take inventories of the fixtures and fittings therein.

(b) The Landlord may serve a notice on the Tenant requiring the Tenant to execute such repair for which the Tenant is liable hereunder and/or remedy breach of such covenant herein contained on the part of the Tenant to be observed within fourteen (14) days of the date of the notice (or sooner if required). The Tenant shall pay to the Landlord forthwith on demand all the expenses (including solicitors' costs and surveyor's fees) incurred by the Landlord in connection with the preparation and service of such notice.

(c) In the event of an emergency, the Landlord and/or the Manager or their respective servants or agents may enter the Premises without notice and forcibly, if necessary. For the better observance of this provision, if the Tenant is requested by the Manager to furnish to the Manager duplicate of the keys to the entrance doors of the Premises and the Tenant is prepared to accept such request, the Tenant shall furnish to the Manager duplicate of the keys to the entrance doors of the Premises.

(d) The Tenant shall inform the Landlord as to the presence and nature of any security system installed by the Tenant in the Premises.

5.15 **To Execute Repairs on Receipts of Notice**

The Tenant shall, on receipt of any notice issued by the Landlord pursuant to Clause 5.14 specifying any works or repairs which are required to be done and for which the Tenant is liable hereunder, forthwith comply with the notice, put in hand and execute the same with all possible

despatch. If the Tenant shall not within fourteen (14) days of the date of the notice (or sooner if required) proceed diligently with the execution of such works or repairs, the Tenant shall permit the Landlord or its authorized representatives with all necessary workmen, tools, materials, equipment and appliances to enter upon the Premises and execute such works or repairs. The costs of such works or repairs shall be a debt due from the Tenant to the Landlord, be repayable by the Tenant forthwith on demand by the Landlord and be forthwith recoverable from the Tenant by action.

5.16 **Prospective Tenants**

During the last six (6) months of the Term, the Tenant shall allow the Landlord to show the Premises to prospective tenants or purchasers and allow the Landlord to exhibit without interference upon such part of the Premises as the Landlord shall think fit a notice indicating that the Premises are to become vacant and containing such other information in connection therewith as the Landlord shall require and the Tenant shall not conceal such notice.

5.17 **Protection from Typhoon**

The Tenant shall take all precautions to protect the interior of the Premises against damage by storm, typhoon, heavy rainfall or the like and in particular to ensure that all exterior doors (if any) and windows are securely fastened upon the threat of such adverse weather conditions.

5.18 **Service Entrances**

The Tenant shall load and unload goods, equipment, furniture or large or heavy objects only at such times and through such goods lifts, entrances and staircases as may from time to time be designated by the Landlord or the Manager for such purposes Provided always that under no circumstances shall passenger lifts be used at any time for delivery purpose.

5.19 **Common Areas**

The Tenant shall indemnify the Landlord against the cost of making good any damage including but not limited to such damage is caused by the Tenant during the delivery of goods along the common area, caused to any part of the common areas of the Office Tower or the Development occasioned by act, default, neglect or omission of the Tenant or any Related Party.

5.20 **Tenant's Related Party**

The Tenant shall be liable for the acts, defaults, neglects and omissions of any Related Party as if they were the acts, defaults, neglects and omissions of the Tenant and shall fully indemnify the Landlord against all costs, claims, demands, expenses or liability to any third party or loss in connection therewith.

5.21 **Directory Boards**

The Tenant shall pay to the Landlord forthwith upon demand the cost of including, affixing, repairing, altering or replacing as necessary the Tenant's name in letters and if permitted by the Landlord, the Tenant's logo on the directory boards of the Office Tower and/or electronic directory boards or displays (if any) provided by the Landlord or the Manager. The design of the letters used shall be subject to the prior written approval of the Landlord.

5.22 **Security**

The Tenant shall ensure that the Tenant's own security system (if any) within and at the entrance of the Premises is at all times compatible with and if so required by the Landlord linked up to the security system (if any) for the Office Tower provided and operated by the Landlord and/or

the Manager.

5.23 **Change of Name**

Without prejudice to Clause 6.16, the Tenant shall, in the event of the Tenant changing the Tenant's name, notify the Landlord at least seven (7) days prior to such change of such name; and shall seek the Landlord's prior written approval for any changes in the Tenant's trade name (including but not limited to the mode of operation).

5.24 **Yield Up Premises & Handover**

The Tenant shall, at the expiration or sooner determination of the Term, quietly yield up the Premises and hand over the same together with all fixtures fittings and additions (if any) therein and thereto in good, clean and substantial repair and condition substantially the same as at the commencement of this Lease (fair wear and tear excepted) notwithstanding any rule of law or equity to the contrary Provided that:

(a) where any alterations or installations of any fixtures or additions to the Premises have been made during the Term with or without the Landlord's written consent, the Landlord may at its absolute discretion require the Tenant at its own expense to employ such contractors as the Landlord shall nominate to reinstate, remove or do away with such alterations, fixtures or additions or such part or portion thereof as the Landlord may require and make good and repair in a proper and workmanlike manner any damage to the Premises and/or other fixtures and installations therein or thereto as a result thereof before delivering up the Premises to the Landlord;

(b) the Landlord may at its absolute discretion further require the Tenant at its own cost and expense to employ such contractors as the Landlord shall nominate to remove the Tenant's own trade fixtures and trade equipment and make good all damages to the Premises to the satisfaction of the Landlord including damage to the fixtures, fittings and decoration within the Premises, the Office Tower and/or the Development caused by such removal; and

(c) without limitation to the generality of the foregoing, it is hereby expressly agreed that: -

    (i) if the Tenant removes any of the raised floor panels with or without the approval of the Landlord, the Tenant shall, at its own risk, cost and expense, store all panels so removed and shall, upon the expiration or sooner determination of this Lease, at its cost and expense, employ such contractors as the Landlord shall nominate to reinstate the raised floor panels at the relevant part of the Premises to the satisfaction of the Landlord; and

    (ii) if the Tenant carries out any other work to the raised flooring system with or without the approval of the Landlord, the Tenant shall, upon the expiration or sooner determination of this Lease, at its cost and expense, employ such contractors as the Landlord shall nominate to reinstate the raised flooring system to the same condition (fair wear and tear excepted) as at the commencement of this Lease to the satisfaction of the Landlord and to the extent to which such reinstatement cannot be effected to the satisfaction of the Landlord, the Tenant shall, at its cost and expense, replace the relevant part of the raised flooring system to the satisfaction of the Landlord.

(d) without prejudice to any of the provisions hereinbefore contained, if the Tenant is required to carry out any reinstatement work pursuant to this clause, and such reinstatement work involves any of the works or subject matters mentioned in Clause 5.4(f), the Tenant shall only employ such contractors as the Landlord shall designate or nominate to execute the

relevant works.

5.25 **Indemnification of Landlord**

(a) The Tenant shall be wholly responsible for any loss, damage or injury caused to any person whomsoever or any chattels or property whatsoever, whether within or outside the Premises and whether directly or indirectly:

(i) through the defective or damaged condition of any part of the interior of the Premises or any fixtures, fittings, installations and additions therein or thereto; or

(ii) through or in any way owing to the spread of fire or smoke or the leakage or overflow of water from the Premises or any part thereof; or

(iii) through the act, neglect, default or omission of the Tenant or any Related Party; or

(iv) as a result of any accident happening within the Premises.

(b) The Tenant shall make good such loss, damage or injury by payment or otherwise and indemnify the Landlord or the Manager against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord or the Manager by any person in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

(c) For the better observance of this Clause, the Landlord may, but shall not be obliged to, effect at the Tenant's expense insurance cover in respect of such risks in accordance with the provisions of this Clause 5.25 with a reputable insurance company acceptable to the Landlord.

5.26 **Tenant's Insurance**

The Tenant shall effect and maintain during the Term insurance cover in respect of the following: -

(a) Third party liability

In respect of liability for loss, injury or damage to any person or property whatsoever caused through or by any act, neglect, default or omission of the Tenant or any Related Party which might give rise to a claim for indemnity pursuant to Clause 5.25 hereof.

(b) Glass

All glass, including windows, now or hereafter on or in the Premises for its full replacement value.

(c) Water Damage

Against damage to the Landlord's Fixtures and installations to the full insurable value occurring in respect of the use or misuse of the fire-fighting installation installed within the Premises or the incursion of water therein.

(d) Fittings

All fittings, goods, personal effects, stock and equipment within the Premises against fire and extraneous perils for their full replacement value.

The policy of insurance shall be effected with an insurance company nominated or approved by the Landlord and shall provide cover for (i) the Tenant, (ii) the Landlord as the landlord of the Premises and (iii) the Manager as the manager of the Office Tower and shall be in an amount of not less than that set out in the Fifth Schedule payable on each claim and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled, modified or restricted without the prior written consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

5.27 **Provision of Information**

The Tenant shall, if and when the Landlord may from time to time require, provide the Landlord with such information or evidence as the Landlord may reasonably require to satisfy itself that the Tenant has complied with the Tenant's covenants under this Lease.

5.28 **Landlord's collection agent**

(a) The Tenant shall pay the Rent, the Management Charges and all other sums payable hereunder to the Landlord's collection agent, **Trump Treasure Limited**, or any other collection agent as may be appointed by the Landlord from time to time, by such means as directed and informed by the Landlord or its collection agent, including but not limited to payment by way of autopay in accordance with Clauses 13.15 and 13.16.

(b) Trump Treasure Limited only serves as the collection agent of the Landlord and shall not be treated as a landlord of the Tenant under this Lease. For the avoidance of doubt, Trump Treasure Limited shall not be liable to the Tenant as the landlord under this Lease.

6. TENANT'S NEGATIVE COVENANTS

6.1 **Injury to Walls**

The Tenant shall not, without the prior written consent of the Landlord, cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors (other than those installed by the Tenant), windows, window-frames, partition or structural walls, glass curtain walls, ceilings, raised floor, beams, structural members or other part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations included therein or lay or use any floor covering or do anything which may damage or penetrate the existing raised flooring or slab.

6.2 **Alteration to Exterior**

The Tenant shall not, without the prior written consent of the Landlord, affix or attach anything or paint or make any alteration whatsoever to the exterior of the Premises (save and except as expressly permitted under Clause 6.12(b)) or the common areas or allow anything to be affixed, attached, painted, suspended or hung outside the Premises or drop anything from the Premises.

6.3 **Inside Faces of Windows**

The Tenant shall not, save and except as expressly permitted under Clause 6.12(b), block up, darken, obstruct, obscure, paint, spray, put on or adhere any thing or substance on the inside or outside faces of the windows, the window frames, the glass curtain walls or the lightings of the Premises.

6.4 **Nuisance**

(a) The Tenant shall not cause or produce or suffer or permit to be produced on or in the Premises any sound or noise or vibration (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing or reproducing music or sound or vibration) or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to any other tenants or occupier of the Office Tower or any user or customer of the same or to the Landlord or which in the opinion of the Landlord may prejudicially affect the Premises or any other parts of the Office Tower or the Development or any adjoining or adjacent premises.

(b) In the event that the Tenant's permitted use of the Premises as defined in Clause 6.6 requiring any sound or noise to be produced or reproduced within the Premises or any part thereof, the Tenant shall install and maintain to the satisfaction of the Landlord appropriate and adequate sound absorbing and insulating materials so as to prevent such sound or noise from escaping from the Premises and from becoming a nuisance or annoyance to any other tenant or occupier of the Office Tower or the Development or any adjoining or adjacent premises.

(c) It is hereby agreed that a persistent breach by the Tenant of this Clause shall amount to a breach of this Lease which will entitle the Landlord to exercise its right of re-entry hereunder.

6.5 **Auctions & Sales**

The Tenant shall not conduct or permit any sale to the public by auction or any bankruptcy, close-out or other similar sale of things or properties of any kind to take place on the Premises.

6.6 **User**

(a) The Tenant shall not use the Premises or any part thereof for any purpose other than as expressly specified in Part 3 of the Second Schedule Provided that no warranty is given or deemed to be given by the Landlord as to the fitness of the Premises for such use. In particular, the Tenant shall not alter the lavatory, if any, comprised in the Premises for any other use.

(b) The Tenant shall not use or cause or permit or suffer to be used any part of the Premises for gambling or for any illegal, immoral or improper purpose or in any way so as to cause any nuisance, annoyance, inconvenience, damage or danger to the Landlord or any other tenant or occupier of the Office Tower or the Development.

(c) The Tenant shall not, without the prior written consent of the Landlord, tout or cause or permit or suffer any touting or soliciting for business or the distribution of any pamphlet, notice or advertising matter outside the Premises or anywhere within the Office Tower or the Development (except inside the Premises) by any Related Party or any other person.

(d) The Tenant shall not use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force and the Tenant shall not allow any person to remain on the Premises overnight other than for working purposes and with prior notice to the Landlord or the Manager Provided that the Tenant may post watchmen to look after the contents of the Premises subject to the Tenant registering with the Manager the names of the watchmen.

(e) The Tenant shall not, without the prior written consent of the Landlord, cook or prepare or permit or suffer to be cooked or prepared any food in the Premises or permit any offensive or unusual odours (as determined by the Landlord absolutely) to be produced upon or emanate from the Premises.

(f) The Tenant shall not keep or permit or suffer to be kept any animals or pets inside the Premises and shall take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin. For the better observance of this provision, the Landlord may require the Tenant to effect pest control for the Premises at the Tenant's cost and expense at such intervals as the Landlord or any relevant Government authority may direct by employing such pest extermination contractors as the Landlord may nominate.

6.7 **Heavy Machinery, etc**

The Tenant shall not, without the prior written consent of the Landlord, install or cause or permit or suffer to be installed any equipment apparatus or machinery or any part thereof which imposes a weight on any part of the flooring in excess of five (5) KPa or which requires any additional electrical wiring or piping or which consumes electricity or gas not metered through the Tenant's separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight thereof as the Landlord may deem necessary and the Tenant shall reimburse the Landlord all costs, charges and expenses incurred by the Landlord in making such prescription.

6.8 **Manufacture & Storage of Merchandise**

The Tenant shall not use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than as samples or exhibits reasonably required in connection with the Tenant's business carried on therein or keep or store or cause or permit or suffer to be kept or stored any extra-hazardous, inflammable or dangerous goods within the meaning of the Dangerous Goods Ordinance (Cap.295) and the regulations thereunder.

6.9 **Obstruction in Passages**

The Tenant shall not place or leave or suffer or to permit to be placed or left by any Related Party any boxes, furniture, articles or rubbish at the entrances of or on any part of the staircases, passages or landings or other parts of the Office Tower or the Development used in common with other tenants or occupiers thereof or otherwise encumber the same. Without prejudice to any other remedy it may have under this Lease, the Landlord or any of its servants or agents may without any prior notice to the Tenant remove any such obstruction and dispose of the same as it may in its absolute discretion think fit without incurring any liability therefor to the Tenant or any other person whomsoever and the Tenant shall pay to the Landlord forthwith on demand all costs and expenses incurred in connection with such removal.

6.10 **Goods & Merchandise Outside the Premises**

The Tenant shall not place, expose or leave or permit or suffer to be placed, exposed or left for display, sale or otherwise any goods or merchandise or thing whatsoever upon or over the ground or passages outside the Premises.

6.11 **Air-Conditioning**

(a) The Tenant shall not, without the prior written consent of the Landlord, install any air-conditioning plant, machinery or equipment in addition to or in place of those provided by the Landlord.

(b) Where any air-conditioning plant, machinery or equipment for cooling or recirculating air is installed in or about the Premises (whether by the Landlord or the Tenant with the Landlord's approval), the Tenant shall to the extent of the Tenant's control over the same at all times use

and regulate the same to ensure that the air-conditioning plant, machinery or equipment is employed to the best advantage in the conditions from time to time prevailing.

(c) Where any air-conditioning plant, machinery or equipment is installed by the Tenant with the Landlord's approval, the Tenant shall comply with the directions and instructions of the Landlord regarding installation. The Tenant shall be responsible for periodic inspection, maintenance and repair and for the replacement of any defective or worn out parts or wiring. The Tenant shall also be responsible for all damages caused by the installation, operation, defect or removal of any such equipment.

(d) Where air-conditioning service is required by the Tenant outside the hours specified in Clause 4.1(a)(ii) and is provided by the Manager on the Tenant giving the Manager reasonable advance notice of the Tenant's requirements, the Tenant shall pay to the Landlord and/or the Manager forthwith on demand or reimburse the Landlord such amount as the Manager may, in accordance with the House Rules, charge for such additional air-conditioning service.

6.12 **Signs**

(a) The Tenant shall not exhibit or display on or affix to the interior or exterior of the Premises so as to be visible from outside the Office Tower or the Development any writing, sign, signboard or other device whether illuminated or not or affix any writing, sign, signboard or other device in, at or above any common area, lobby, landing, passage or corridor of the Office Tower or the Development.

(b) Notwithstanding 6.12(a), the Tenant shall be entitled to have its trade name displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard or name-plate at the entrance of the Premises.

(c) The Tenant shall not, without the prior written consent of the Landlord, adopt a trade name or include in its trade name or the trade name of any of the business or company operated by the Tenant the name, word or mark "**Great Eagle**", "**Langham Place**" or any other devices or logos owned or registered by the Landlord or any company within the group to which the Landlord belongs or any name similar thereto.

(d) The Landlord and/or the Manager or their respective authorized agents shall have the right to remove at the expense of the Tenant any signboard, sign, name-plate and decorative device associated therewith affixed or put up or displayed without the prior written consent of the Landlord.

6.13 **Aerials**

The Tenant shall not erect any aerial on the roof or walls of the Development or on the ceiling or walls of the Premises or interfere with, remove, dismantle or alter the common aerials (if any) provided by the Landlord.

6.14 **Parking**

The Tenant shall not park in, obstruct or otherwise use or permit any Related Party to park in, obstruct or otherwise use those areas of the Development allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the permissions and directions of the Landlord and/or the Manager or as permitted under the Deed of Mutual Covenant or the House Rules.

6.15 **Breach of Insurance Policy**

The Tenant shall not do or cause or permit or suffer to be done any act or thing whereby the policy or policies of insurance on the Premises, the Office Tower and/or the Development against loss or damage by fire and/or other insurable risks and/or claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased and the Tenant shall pay to the Landlord forthwith on demand all sums paid by the Landlord by way of increased premium thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach by the Tenant of this Clause.

6.16 **No Subletting**

The Tenant shall not assign, underlet, part with the possession of or transfer the Premises or any part thereof or any interest therein or permit or suffer any arrangement or transaction whereby any person who is not a party to this Lease obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The lease created hereby shall be personal to the Tenant named in this Lease. Without limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause: -

(a) In the case of the Tenant being a partnership, the taking in of one or more new partner whether on the death or retirement of an existing partner or otherwise.

(b) In the case of the Tenant being an individual (including a sole surviving partner of a partnership tenant), the death, insanity or other disability of that individual to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of such an individual.

(c) In the case of the Tenant being a corporation, the take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons in whom the majority of its voting shares are vested or who otherwise has/have effective control thereof (by holding either directly or indirectly of the shareholding of the Tenant, save and except the listing of the Tenant or its ultimate holding company in any recognized stock exchange).

(d) The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess, occupy and enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(e) The change of the business name of the Tenant without the prior written consent of the Landlord.

6.17 **Common Facilities, etc.**

The Tenant shall not make any alteration to or interfere or tamper or permit any Related Party to make any alteration to or interfere or tamper with any of the following other than in the manner expressly permitted hereunder: -

(a) the raised flooring within the Premises;

(b) the heating, ventilation and air-conditioning system for the Development (including that part of system installed within the Premises);

(c) the electrical installations for the Development;

(d) the fire services installations of the Development (including those within the Premises);

(e) the installations for plumbing and drainage for the Development (including those within the Premises);

(f) the building management system of the Development;

(g) the communication network which forms part of the Common Facilities (as defined in the Deed of Mutual Covenant) of the Development;

(h) the suspended ceiling of the Development (including that within the Premises); and

(i) the conduits, pipes, wires, cables and ducts in, on or under the Premises or the raised flooring therein serving or intended to serve the Development or any adjoining or neighbouring property.

6.18 **Not to Erect Gates or Grilles**

The Tenant shall not, without the prior written consent of the Landlord, erect or install any door, gate, metal grille, shutter or other similar installation whatsoever, whether temporary or permanent, at the doorway or entrance to the Premises or at any of the fire exits therefrom. Any door, gate, metal grille, shutter or other similar installation erected by the Tenant with the prior written consent of the Landlord shall not in any way contravene any Applicable Law.

6.19 **Breach of Conditions, Deed of Mutual Covenant, etc**

The Tenant shall not cause, suffer or permit any contravention of any of the negative or restrictive covenants or provisions of the Government Grant or the Deed of Mutual Covenant. The Tenant shall indemnify the Landlord and/or the Manager against any such breach.

7. LANDLORD'S OBLIGATIONS

The Landlord hereby agrees with the Tenant as follows, subject to Clause 8.1: -

7.1 **Quiet Enjoyment**

Subject to the Tenant duly paying the Rent and the other charges hereby agreed to be paid by the Tenant on the days and in manner herein provided and observing and performing the agreements, stipulations, terms, conditions and obligations herein contained, the Tenant shall have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

7.2 **Government Rent**

The Landlord shall pay or procure the payment of the Government Rent and Property Tax attributable to or payable in respect of the Premises.

7.3 **Main Structure**

The Landlord shall use its best endeavours to procure that the management company for the Development under the Deed of Mutual Covenant shall keep the roof of the Development, the main structure and walls (including the glass curtain walls) thereof, the mains, drains, pipes and cables therein and other common areas and common facilities therein which are necessary for the proper use and enjoyment of the Premises in a proper state of repair and condition Provided that the Landlord

shall not be liable for breach of this Clause unless and until prior written notice of any defect or want of repair shall have been given by the Tenant to the Landlord and the Landlord shall have failed to notify the said management company to carry out any such necessary repair after the lapse of a reasonable time from the service of such notice.

7.4 **Air-Conditioning**

(a) The Landlord shall use its reasonable endeavours to procure that subject to the right of the Manager under the House Rules to change the hours for air-conditioning services, the Manager shall provide air-conditioning services to the Premises during the hours specified in Clause 4.1(a)(ii). If the Tenant shall require additional air-conditioning services outside the times so specified by the Landlord, the Landlord shall use its reasonable endeavours to procure that the Manager shall provide the same to the Tenant at the Tenant's costs and expenses on receiving reasonable notice of the Tenant's requirements. The charges for air-conditioning outside the hours specified in Clause 4.1(a)(ii) shall be determined by the Landlord and/or the Manager and notified to the Tenant from time to time and paid by the Tenant on demand.

(b) If the Tenant so requests, the Landlord shall use its reasonable endeavours to procure that the Manager shall permit the Tenant to make connection from the chilled water supply system of the Office Tower so as to obtain daily 24 hours chilled water supply for the air handling unit intended to serve the computer room (if any) to be installed by the Tenant within the Premises with the prior approval of the Landlord. The charges for such supply of chilled water shall be determined by the Landlord and/or the Manager and notified to the Tenant from time to time.

7.5 **Facilities**

The Landlord shall procure that the Manager shall maintain the lifts, escalators, travolators, fire and security services equipment, central air-conditioning system and other common facilities of the Office Tower in proper working order and keep the same in good repair.

7.6 **Compliance with Conditions**

The Landlord shall comply with the provisions of the Government under which the Landlord holds the Premises and shall not do any act or thing which results in the whole or any part of the Premises being or becoming subject to re-entry under the Government Grant.

7.7 **Landlord's Repairs**

The Landlord shall, upon receipt of the Tenant's request therefor, effect such repairs to the interior of the Premises as shall be necessitated by damage caused by any defects or want of repair in the structure of the Development or any part thereof or any other services or facilities if the Landlord is liable for such repairs hereunder.

8. EXCLUSIONS

8.1 It is hereby expressly agreed and declared that neither the Landlord nor the Manager shall in any circumstances be liable to the Tenant or any other person whomsoever:-

(a) **Lifts, Air-Conditioning & Other Common Facilities** - in respect of any injury, loss, damage or loss of business whatsoever which may be suffered or sustained by the Tenant or any other person or to any property whatsoever caused by or through or in any way owing to any malfunction, defect in or breakdown of the lifts, escalators, travolators, fire and

security services, central air-conditioning system, satellite and the ancillary distribution system or any other services or facilities provided in the Office Tower or the Development or any failure, malfunction, explosion, variation, interruption or suspension of electricity or water supply or any other service or services provided in the Development; or

(b) **Fire & Overflow Water** - in respect of any injury, loss, damage or loss of business whatsoever which may be suffered or sustained by the Tenant or any other person or to any property whatsoever caused by or through or in any way owing to typhoon, landslide, subsidence of the ground, the escape of fumes, smoke, fire or any other substance or thing or the overflow of water or vibrations from anywhere within the Office Tower or the Development or in the neighbourhood or the influx of rain water or sea water into the Office Tower or the Development or the Premises or the activity of rats or other vermin in the Development or the act, neglect, default or omission of the tenants and occupiers of the other parts of the Office Tower or the Development or the defective or damaged condition of the Premises or the Landlord's fixtures and installations or any part thereof or dropping or falling of any article whatsoever from the Office Tower or the Development; or

(c) **Security** - for the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing, the provision by the Landlord and/or the Manager of watchmen and caretakers or any mechanical or electrical alarm systems (if any) of whatever nature shall not create any obligation on the part of the Landlord or the Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant; or

(d) **Vehicles** - for the supervision of or for any damage or loss to vehicles or accessories or injury to persons or any other damage resulting therefrom,

and the Tenant shall indemnify and keep the Landlord fully indemnified against all claims and demands whatsoever made upon the Landlord by any Related Party or any other person claiming through or under the Tenant as a result of any such loss or damage or injury aforesaid nor shall the Rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of the happening of any of the foregoing except to the extent and in the circumstances expressly provided in Clause 9.

9. SUSPENSION OF RENT IN CASE OF FIRE ETC.

If: -

(a) the Premises, the Office Tower or the Development or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible or uninhabitable owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground or any calamity beyond the control of the Landlord and not attributable to the act, default, neglect or omission of the Tenant or any Related Party so as to render the Premises unfit for commercial use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of policy monies refused in whole or in part in consequence of any act or default of the Tenant or any Related Party; or

(b) at any time during the Term the Premises, the Office Tower or the Development shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises, the Office Tower or the Development so as to prevent the occupation of the Premises the happening of which is not attributable to the act, default, neglect or omission of the Tenant or any Related Party,

then the Rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or the order made shall after the expiration of the then current month be suspended until the Premises shall be reinstated or fit for commercial use as aforesaid or the said order lifted, as the case may be, Provided that: -

(i) the Landlord shall not be obliged to reinstate the Premises, the Office Tower or the Development or carry out any repairs thereto if, by reason of the condition of the Premises, the Office Tower or the Development or any local regulations or other circumstances beyond the control of the Landlord, it is not practicable or reasonable so to do; and

(ii) should the Premises, the Office Tower or the Development not have been reinstated in the meantime, either the Landlord or the Tenant may at any time after four (4) months from the date of occurrence of such damage or the said order give to the other of them a notice in writing to determine this Lease and thereupon the same and everything herein contained shall cease and be of no effect as from the date of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained or of the Landlord in respect of the Rent payable hereunder prior to the date of such notice.

In the event of any disagreement between the parties hereto on the application of this Section, the matter shall be referred to a single professional Surveyor appointed by mutual agreement or failing agreement to a single professional Surveyor nominated by the President for the time being of the Hong Kong Institute of Surveyors and the decision of the professional Surveyor who shall be acting as an arbitrator shall be final and binding. The costs of such appointment of the professional Surveyor shall be borne by the Landlord and the Tenant in equal shares.

10. DEFAULT

It is hereby expressly agreed and declared as follows: -

10.1 If: -

(a) the Rent and/or any of the other charges payable hereunder or any part thereof shall be in arrear for fourteen (14) days after the same shall have become payable (whether formally demanded or not); or

(b) the Tenant shall suspend business without the Landlord's prior written consent; or

(c) there shall be any other breach or non-performance of any of the stipulations, conditions or agreements herein contained and on the part of the Tenant to be observed or performed; or

(d) the Tenant shall (i) stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due; or (ii) fail to satisfy any judgement that may be given in any action against it; or (iii) become bankrupt or enter into composition with his creditors generally; or (iv) being a corporation go into liquidation whether compulsory or voluntary (save for the purposes of amalgamation or reconstruction approved by the Landlord); or (v) suffer a receiver or encumbrancer to be appointed in respect of or take possession of all or any part of its assets; or if any of the foregoing events or proceedings shall be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above; or

(e) the Tenant shall suffer any execution to be levied upon the Premises or otherwise on the Tenant's goods,

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease and the Deposit shall be absolutely forfeited to the Landlord but without prejudice to the Landlord's right to claim against the Tenant for any loss or damage suffered by the Landlord. A written notice served by the Landlord on the Tenant to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any rule of law or equity to the contrary. Notwithstanding the foregoing, the Landlord may in any such event at its option elect not to terminate this Lease but to deduct from the Deposit the amount of any costs, expenses, loss or damage incurred or sustained by the Landlord as a result of the breach, non-observance or non-performance by the Tenant as aforesaid. All costs and expenses, including any legal costs and fees incurred by the Landlord in demanding payment of the Rent and other charges payable hereunder (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from the Deposit.

10.2 Notwithstanding anything herein contained if the Rent, management or any other charges or moneys herein reserved or any part or parts thereof shall be in arrears (hereinafter referred to as **"the Arrears"**) and if the Tenant persists in its failure to pay the same after three (3) days' notice in writing is given by the Landlord, the Landlord shall be entitled to: -

(a) recover from the Tenant as a debt the expenses incurred by the Landlord in the course of recovering the Arrears including without limitation: -

   (i) such sum as the Landlord shall reasonably determine as being collection charges for the additional work incurred by the Landlord's staff and/or the Manager (as the case may be) in collecting the Arrears;

   (ii) all legal charges and expenses on an indemnity basis incurred by the Landlord for the purpose of recovering the Arrears;

   (iii) all fees paid to debt-collectors appointed by the Landlord for the purpose of collecting the Arrears; and

(b) disconnect or discontinue the supply of services to the Premises and/or to the Tenant such as air-conditioning services, water, gas, electric power, management and other services forthwith without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof,

Provided Always that the rights and remedies given to the Landlord by this Clause shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Landlord for the recovery of any Rent or money due to the Landlord from the Tenant.

10.3 Any demand for or acceptance of any Rent by the Landlord or its agents hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed and any such breach, non-observance or non-performance shall be deemed to be a continuing breach of covenant and the Tenant shall not be entitled to set up any such demand for or acceptance of rent as a defence in any action for forfeiture or otherwise.

10.4 For the purpose of this Lease, any act, default, neglect or omission of any Related Party shall be deemed to be the act, default, neglect or omission of the Tenant.

10.5 For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.7) or any statutory modification or re-enactment thereof for the time being in force and of this Lease, the Rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof and the Turnover Rent payable in respect of the Premises shall be deemed to be in arrear if not paid at the times and in the manner hereinbefore provided for payment thereof.

11. DEPOSIT

11.1 To secure the due payment of the Rent and the due performance and observance of the terms and conditions herein contained and on the part of the Tenant to be performed and observed, the Tenant shall on the signing hereof and throughout the Term maintain a deposit (**"the Deposit"**) in such sum as shall from time to time be equivalent to the aggregate of: -

(a) four and a half (4.5) months' Rent payable hereunder;

(b) four and a half (4.5) months' management charges payable hereunder from time to time (initially of the amount set out in Part 2 of the Fourth Schedule); and

(c) four and a half (4.5) months' rates payable in respect of the Premises by reference to rateable value of the Premises and pending valuation of the Premises in accordance with the Rating Ordinance (Cap. 116), by reference to the interim valuation made by the Landlord pursuant to Clause 4.3(c).

The Deposit shall remain deposited with the Landlord and shall not be withdrawn throughout the Term and shall only be released as hereinafter provided. Upon the occurrence of any of the events described in Clause 10.1 (a) to (e), the Landlord shall be entitled to:

(i) forfeit the Deposit by way of liquidated damages, if the Landlord elects to terminate this Lease; or

(ii) if the Landlord at its absolute discretion elect not to terminate this Lease, deduct from the Deposit the amount of any Rent, management charges or rates payable by the Tenant hereunder and all losses and damages sustained or incurred by the Landlord as a result of any breach, non-observance or non-performance by the Tenant of any of the covenants, terms or conditions herein contained without prejudice to the right of the Landlord in respect of any deficiency.

During the subsistence of the Term, the Landlord shall be entitled to deduct from the Deposit the amount of all losses and damages sustained or incurred by the Landlord as a result of any breach, non-observance or non-performance by the Tenant of any of the covenants, terms or conditions herein contained without prejudice to the other rights of the Landlord in respect of such breach, non-observance, or non-performance. In the event that the Landlord makes any deduction from the Deposit, the Tenant shall forthwith on demand deposit with the Landlord the amount so deducted.

11.2 The amount of the Deposit shall be increased following each and every review in the Rent herein provided and/or any increase in rates and/or management charges to a sum equal to the aggregate of:

(a) four and a half (4.5) months' Rent payable hereunder;

(b) four and a half (4.5) months' management charges levy payable hereunder from time to time; and

(c) four and a half (4.5) months' rates payable in respect of the Premises by reference to rateable value of the Premises and pending valuation of the Premises in accordance with the Rating Ordinance (Cap. 116), by reference to the interim valuation made by the Landlord pursuant to Clause 4.3(c)

by reference to the highest ascertainable rates of the aforesaid payable by the Tenant during the Term. The Tenant shall pay to the Landlord such additional sum as shall be required to bring the Deposit up to the appropriate amount within fourteen (14) days of each and every review.

11.3 Failure by the Tenant to deposit the amount of the Deposit deducted by the Landlord in accordance with Clause 11.1 or pay an additional amount to bring the Deposit up to the appropriate amount in accordance with Clause 11.2 shall entitle the Landlord to re-enter upon the Premises forthwith and to determine this Lease and to forfeit the Deposit as hereinbefore provided.

11.4 The Deposit shall be retained by the Landlord until the expiration of the Term and after all the Tenant's covenants terms and conditions shall have been duly performed and observed, it shall be repaid to the Tenant without interest or compensation within thirty (30) days after (a) the expiration or sooner determination of this Lease and the delivery of vacant possession of the Premises to the Landlord in accordance with Clause 5.24 or (b) within thirty (30) days from the date of the full and final settlement by the Tenant of all claims made by the Landlord in respect of the Tenant's obligations hereunder, whichever shall be the later Provided that the Landlord may prior to refund of the Deposit require the Tenant to produce receipts for utilities covering the Term or other evidence showing that payment thereof has been made by the Tenant during the Term.

12. BUILDING MANAGEMENT & REGULATIONS

12.1 Change of Common Areas, etc

The Landlord shall have the right from time to time and at any time without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant in respect thereof to erect, install, restrict and/or alter the arrangement and/or the location and/or the accessibility of entrances, staircases, landings, passages, doors, doorways, corridors, lobbies, lifts, escalators, travolators, lavatories, counters, showcases, directory boards or other common areas of the Office Tower or the Development or any services or apparatus or installations serving the Office Tower or the Development Provided that the occupation of the Premises by the Tenant shall not be materially and adversely affected.

12.2 Conflict with House Rules

The House Rules shall be supplementary to the terms and conditions contained in this Lease and shall not in any way derogate from such terms and conditions. In the event of conflict between such House Rules and the terms and conditions of this Lease, the terms and conditions of this Lease shall prevail.

12.3 Non-enforcement

The Landlord shall not be liable for any loss or damage howsoever caused arising from any non-enforcement of the Deed of Mutual Covenant or the House Rules or non-observance thereof by any person.

12.4 Designation of Common Areas

The Landlord and/or the Manager shall be entitled to restrict, designate, cordon off and/or partition any part or parts of the common areas and/or the common facilities for the sole use of any tenant of the Office Tower and/or the Manager and the Tenant shall not raise any objection thereto and shall not have any recourse against the Landlord and/or the Manager in any manner whatsoever. Without prejudice to the generality of the foregoing, the Landlord and/or the Manager may permit any person or organisation to hold any function or exhibition or display any merchandise in any part or parts of the common areas of the Office Tower and/or the Development at such times and upon such terms and conditions as the Landlord and/or the Manger may in its/their absolute discretion think fit.

12.5 Alterations to Office Tower, etc

The Landlord reserves the right from time to time to improve, extend, add to or reduce the Office Tower or the Development or any part thereof or in any manner whatsoever alter or deal with the Office Tower or the Development or any part thereof (other than the Premises) Provided always that in exercising such right, the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable under the circumstances and make good any damage caused to the Premises within a reasonable period of time.

12.6 Name of Office Tower & Development

Subject to the terms of the Deed of Mutual Covenant, the Landlord hereby reserves the right from time to time by three (3) months' notice in writing to the Tenant to name the Office Tower and/or the Development or any part thereof with such name or style as the Landlord may in its sole discretion determine and at any time and from time to time change, alter, substitute or abandon any such name without thereby becoming liable to the Tenant or any Related Party for any damages, claims, costs, expenses or inconvenience suffered or incurred as a result of or in connection with any such change.

12.7 Public Address System

Notwithstanding anything herein contained or implied to the contrary, the Landlord and/or the Manager may provide and install a public address system throughout the common areas of the Office Tower and/or the Development and may play, relay or broadcast or permit any person to play, relay or broadcast recorded music or public announcement therein.

13. INTERPRETATION AND MISCELLANEOUS

13.1 Condonation Not a Waiver

No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time or times of any of the agreements, stipulations, terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future in respect of similar or other matters unless expressly so provided.

13.2 **Service of Notices**

Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by prepaid post to or left at the Premises or at the last known address of the Tenant. Any notice to be served on the Landlord shall be sufficiently served if delivered to or despatched by pre-paid post to the registered office of the Landlord. A notice sent by hand shall be deemed to be given upon delivery to the addressee and a notice sent by pre-paid post shall be deemed to be given two (2) days after the date of the posting.

13.3 **Landlord and Tenant Legislation**

To the extent that the Tenant may lawfully so do, the Tenant hereby expressly agrees to deprive himself of all rights (if any) to protection against eviction or ejectment provided by any existing legislation or by any future enactment in substitution or amendment thereof or addition thereto to the intent that the Tenant shall deliver up vacant possession of the Premises to the Landlord at the expiration or sooner determination of the Term hereby created notwithstanding any rule of law or equity to the contrary.

13.4 **Gender, etc.**

In this Lease, if the context permits or requires, words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the other of them and references to any Ordinance, regulation or other statutory provision include references to such Ordinance, regulation or provision as from time to time modified, codified or re-enacted.

13.5 **Headings**

The headings and index are intended for guidance only and do not form a part of this Lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

13.6 **Stamp Duty**

The stamp duty and Land Registry registration fees payable on this Lease and its counterpart shall be borne by the Landlord and the Tenant in equal shares, and the Tenant's share of stamp duty and Land Registry registration fees should be payable to Landlord on or before the Tenant's execution of this Lease. Each of the Landlord and the Tenant shall pay its own legal costs of and incidental to the negotiation, preparation and execution of this Lease and its counterpart.

13.7 **Exclusion of Warranties**

(a) As between (i) the Landlord as the landlord of the Premises, and (ii) the Tenant as tenant of the Premises and with respect to the leasing of the Premises by the Landlord to the Tenant, this Lease sets out the full agreement reached between the parties hereto. No representations or warranties, express or implied of any kind (other than those expressly set out in this Lease, if any) have been made or given by the Landlord or any person on behalf of the Landlord and if any such representations have been made or warranties given, the same are withdrawn or deemed to have been withdrawn immediately prior to the execution of this Lease.

(b) Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in Section 16(1) of the Conveyancing and Property Ordinance (Chapter 219 of the Laws of Hong Kong Special Administrative Region) save those expressly set out herein.

13.8 No Fine or Premium Paid

The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord or its agents for the grant of this Lease.

13.9 Inspection of Premises

The Tenant hereby declares and confirms that it has duly inspected the Premises and is satisfied with the current state and condition of the Premises and the fixtures and finishes therein. The parties hereto agree that the Premises will be let to the Tenant by the Landlord in the state and condition as at the date of the signing of this Lease and no warranty or representation whatsoever has been given or is made by the Landlord or its agents regarding the user of the Premises. The Tenant shall satisfy itself or shall be deemed to have satisfied itself that the Premises are suitable for the purpose for which they are to be used. The Tenant hereby agrees that it will at its own expense apply for any requisite licence or permit from all Government or Public Authorities in respect of the carrying on of the Tenant's business therein and shall execute and comply with all Applicable Law in connection with the conduct of such business by the Tenant in the Premises. The Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of the aforesaid And in particular but without limitation no warranty or representation is given or made by the Landlord or its agents regarding: -

(a) the fittings and finishes or the installations and appliances (if any) in the Premises and/or the Office Tower and/or the Development;

(b) the state and condition of the Premises, the Office Tower or the Development and the user thereof; or

(c) the composition of the Office Tower or the Development.

13.10 Early Termination

13.10.1 In this Clause 13.10: -

(a) "**Champion REIT**" means the "Champion Real Estate Investment Trust", a Hong Kong collective investment scheme authorised under section 104 of the Securities and Futures Ordinance (Cap. 571) the units of which are listed on The Stock Exchange of Hong Kong Limited with a stock code of 2778;

(b) "**REIT Manager**" means Eagle Asset Management (CP) Limited or its successor manager for the time being of the Champion REIT;

(c) "**holding company**" shall have the same meaning given to it by section 13 of the Companies Ordinance (Cap. 622);

(d) a person has "**control**" of body corporate if (i) the person controls the composition of the board of directors of the body corporate or (ii) the person controls more than half of the voting rights in the body corporate or (iii) the person holds more than half of issued share capital of the body corporate and, for this purpose, the issued share capital of the body corporate excludes any part of it that carries no right to participate beyond a specified amount in a distribution of profits or capital;

(e) a person controls the composition of the board of directors of the body corporate if it has power to appoint or remove all or a majority of its

directors without the consent of any other person and, for this purpose, a person has power to make such an appointment if (i) without the exercise of the power in the intended director's favour by the person, the intended director cannot be appointed as a director of the body corporate or (ii) it necessarily follows from the intended director being a director or other officer of the person that the intended director is appointed as a director of the body corporate.

13.10.2 The Landlord shall, upon the happening of any one or more of the events set out in Clause 13.10.3, be entitled to give the Tenant a notice in writing to terminate this Lease on a date specified in the notice ("**Termination Date**", being a date which is not less than six (6) months from the date of the notice) and upon the giving of such a notice (i) this Lease, including any right or option to renew or extend or any right of pre-emption or first refusal on the part of the Tenant whether contained in this Lease or in a separate document, shall absolutely determine on the Termination Date and (ii) the Tenant shall deliver up vacant possession of the Premises to the Landlord on the day immediately following the Termination Date. The termination of this Lease shall be without prejudice to any rights of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease.

13.10.3 The following are the events referred to in Clause 13.10.2: -

(a) if the Landlord shall enter into an agreement for the sale of any part of the Buildings which includes the Premises;

(b) if any agreement shall be entered into for the sale of the entire issued share capital of (i) the Landlord or (ii) any holding company, directly or indirectly, of the Landlord (the "**Landlord's Holding Company**"), to any person who is not owned or controlled by the Champion REIT; or

(c) if any agreement shall be entered into for effecting any arrangement whereby the effective control of the Landlord or of the Landlord's Holding Company shall become vested in any person who is not controlled by the Champion REIT; or

(d) if the Landlord or the REIT Manager shall resolve to carry out any or any combination of the following, whether or not of a structural nature, in relation to any part of the Buildings which includes the Premises, namely: demolition; redevelopment; rebuilding; refurbishment; renovation; conversion of or change in use.

13.10.4 For the purpose of Clause 13.10.3(d), the resolution of the Landlord or the REIT Manager shall be conclusively proved by production of a copy of the resolution of the board of directors of the Landlord or (as the case may be) the REIT Manager, certified as a true copy by one of its directors or its secretary.

13.10.5 The Tenant shall have no claim and shall not make any claim against the Landlord for any damages or compensation whatsoever arising from or incidental to any termination of this Lease pursuant to this Clause 13.10.

13.11 **Novation**

In the event that the Premises or any part thereof and/or this Lease shall be assigned by the Landlord to any person or persons (the "Assignee"), then the following provisions shall apply:-

(a) The Tenant shall accept and acknowledge the Assignee as the new landlord in respect of the Premises or the relevant part thereof assigned and the Tenant shall thereafter become liable to the Assignee for the observance and performance of all the terms and conditions of this Lease on the part of the Tenant to be observed or performed;

(b) The Tenant shall at the direction of the Landlord enter into an execute a Novation Agreement or other agreement or document with the Assignee and the Landlord in such form as may be reasonably required by the Landlord for the purpose of confirming the novation of all the Landlord's rights and obligations to the Assignee, to the intent that all the Landlord's liabilities and obligations under this Agreement, including but without limitation the obligation for the refund of the Deposit hereunder, shall be assumed and taken up by the Assignee in exoneration of the Landlord and all the Tenant's covenants in this Lease shall enure for the benefit of the Assignee;

(c) Upon the assignment of the Premises or any part thereof and/or this Lease, all the Landlord's liabilities and obligations hereunder including, without limitation, its obligation to refund the Deposit hereunder, whether contractual or otherwise, shall absolutely cease and be extinguished and in lieu thereof the Assignee shall take up and assume such liabilities and obligations.

13.12 **Personal Data (Privacy) Ordinance**

The Tenant hereby agrees and consents that all personal data within the meaning of Section 2 of the Personal Data (Privacy) Ordinance (Cap.486) relating to the Tenant in this Lease contained and/or collected in the course of preparing and completing this Lease may be used and/or disclosed to any third party by the Landlord for all lawful purposes and operations of the Landlord as the Landlord may deem fit.

13.13 **Special Conditions**

For the avoidance of doubt, it is hereby agreed that this Lease shall be read and construed on the basis that the special conditions, if any, set out in the Sixth Schedule form an integral part of this Lease. In the event of conflict between such special conditions and the terms and conditions hereinbefore provided, the special conditions shall prevail.

13.14 **Law**

This Lease shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. The Tenant hereby submits to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

13.15 **Autopay Arrangement**

The Tenant agrees and confirms that the Rent, Management Charges and Rates payable hereunder shall be made by way of autopay. The Tenant shall complete the Direct Debit Authorisation form provided by the Landlord and be responsible to instruct its own bank to make all the necessary arrangement.

13.16 **Condition Precedent**

Notwithstanding anything herein contained, it is hereby agreed between the Landlord and the Tenant that this Lease is conditional on the successful arrangement (with written evidence to the Landlord's satisfaction) by the Tenant, on or before the Autopay Arrangement Date (as defined below), for the auto-payment of Rent and Management Charges payable by the Tenant to the Landlord, through a licensed bank in Hong Kong, throughout the term under this Lease. If the aforesaid condition is not fulfilled on or before the Autopay Arrangement Date for any reason whatsoever, the Landlord shall have an option to serve a written notice to the Tenant within 5 days from the Autopay Arrangement Date to terminate this Lease whereupon this Lease shall be absolutely null and void and of no effect whatsoever and all monies paid by the Tenant to the Landlord (save and except stamp duty and vetting fee for approval of fitting out drawings) shall be returned by the Landlord to the Tenant within 14 business days and neither parties shall have any claims against the other party for the termination; ALTERNATIVELY should the Landlord choose not to issue the written notice of termination as aforesaid, this Lease shall continue to have full effect without prejudice to the Landlord's rights to claim against the Tenant for non-compliance of the payment requirement as provided under this Lease.

In this Lease, **Autopay Arrangement Date** means **"20 August 2023"**.

13.17 Anti-bribery and Corruption, Anti-Money Laundering and Sanctions

13.17.1 The Tenant warrants and represents that neither it nor any of its directors, officers, employees, agents or affiliates, nor any occupier nor any of its directors, officers, employees, agents or affiliates:-

(a) is a prohibited person;

(b) is owned or controlled by a prohibited person; or

(c) is located, organised (or incorporated), operating or resident in a country, region or territory (including but not limited to Cuba, Iran, North Korea, Syria and Crimea), or is involved in any project in a country, region or territory, to which, or to whose government, any Sanctions are applied.

13.17.2 If, at any time during the Term:-

(a) any of the statements set out in Clause 13.17.1 becomes untrue; or

(b) (A) the Tenant or any of its directors, officers, employees or agents or affiliates, or
(B) any occupier or any of its directors, officers, employees or agents or affiliates, is in violation of any applicable ABC Legislation or AML/CFT Legislation or Sanctions, is subject to any Sanctions or investigation by the governmental authority in any jurisdiction relating to applicable ABC Legislation or AML/ CFT Legislation or Sanctions, does anything which amounts to a breach of any applicable ABC Legislation or AML/ CFT Legislation or Sanctions

then:-

(i) the Tenant shall forthwith notify the Landlord of the relevant facts and circumstances promptly upon becoming aware of the same and provide the Landlord with such information, notice, correspondence, emails and other documents as reasonably required by the Landlord; and

(ii) (regardless of whether or not the Landlord has received any notice given by the Tenant in accordance with Clause 13.17.2(i)) the Landlord shall be entitled to give the Tenant a notice in writing to terminate this Lease on a date specified in the notice ("**Termination Date**", being a date which is not less than seven (7) days from the date of the notice) and upon the giving of such a notice (i) this Lease, including any right or option to renew or extend or any right of pre-emption or first refusal on the part of the Tenant whether contained in this Lease or in a separate document, shall absolutely determine on the Termination Date and (ii) the Tenant shall deliver up vacant possession of the Premises to the Landlord on the day immediately following the Termination Date and shall also discharge all its other obligations as contemplated under this Lease pertaining to the expiration or termination of the Lease. The termination of this Lease shall be without prejudice to any rights of the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease. The Tenant shall have no claim, and shall not make any claim, against the Landlord for any damages, losses, compensation, postponement in delivery of vacant possession of the Premises or any equitable remedies (including but not limited to specific performance) whatsoever arising from or incidental to any termination of this Lease pursuant to this Clause 13.17.2.

13.17.3 In this Clause 13.17, the following expressions shall have the following meanings:

(a) "**ABC Legislation**" means any anti-bribery or anti-corruption legislation (and the rules and regulations thereunder) of any jurisdiction, including, without limitation, the Bribery Act 2010 of the United Kingdom, the Foreign Corrupt Practices Act 1977 of the United States of America, the Prevention of Bribery Ordinance (Cap. 201) of Hong Kong and any law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

(b) "**affiliate**" means a person that directly or indirectly though one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

(c) "**AML/CFT Legislation**" means any anti-money laundering or anti-terrorist financing legislation (and the rules and regulations thereunder) or similar rules, regulations or guidelines issued, administered or enforced by any regulatory agency of any jurisdiction;

(d) "**control**", in respect of a body corporate, has the meaning given to it in Clause 13.10.1(d) and the provisions of Clause 13.10.1(e) shall apply accordingly;

(e) "**occupier**" means any occupier of the Premises (other than the Tenant) from time to time permitted under the terms of this Lease (if any);

(f) "**prohibited person**" means (i) any person or entity to whom any Sanctions are applied, and any person or entity acting on behalf of or at the direction of, or owned or controlled by, such person or entity; and (ii) any country, region or territory to which any Sanctions are applied, any national of, or any entity incorporated in, such country or territory, region, and any person or entity acting on behalf of or at the direction of, or owned or controlled by, such country, region or territory, or any national of or any entity incorporated in such country, region or territory, including but not limited to person designated as "specially designated national" or "blocked person under any Sanctions or related legislations"; and

(g) "**Sanctions**" means any applicable legislation (including but not limited to the Iranian Sanction Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. Syria Accountability and Lebanese Sovereignty Act, all as amended), code, regulation, executive order, sanctions or measures relating to trade, economic or financial sanctions administered or enforced by any governmental authority of any jurisdiction, including, without limitation, the People's Republic of China, the Hong Kong Special Administrative Region, Singapore, Germany, Cayman Islands, the United Nations, the European Union, the United Kingdom and the United States of America or imposed or administered by the United Nations Security Council, Her Majesty's Treasury, the State Secretariat for Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State.

13.18 **Contracts (Rights of Third Parties) Ordinance**

The Landlord and the Tenant do not intend any term of this Lease to be enforceable by any person who is not a party to this Lease pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap.623)(the "**Rights of Third Parties Ordinance**") and agree that this Lease shall be excluded from the application of the Rights of Third Parties Ordinance.

13.19 **Confidentiality**

The Tenant shall keep confidential (and shall ensure that its directors, partners, officers, employees, agents or advisers keep confidential) and shall not at any time disclose or permit to be disclosed the terms of this Lease or any preceding offer, heads of terms, memorandum, or agreement(s) or document(s) made between the parties hereto in relation to this Lease or any negotiations or discussions (whether verbal or in writing) relating to or in any way leading to the conclusion of this Lease or any other matter whatsoever in relation to this Lease, except the Landlord's prior written consent have been obtained or the extent that such information has become public knowledge, other than due to the breach of this undertaking by the Tenant.

THE FIRST SCHEDULE

PART 1

LANDLORD: **RENAISSANCE CITY DEVELOPMENT COMPANY LIMITED** whose registered office is situate at Suite 3008, 30th Floor, Great Eagle Centre, 23 Harbour Road, Wanchai, Hong Kong.

PART 2

TENANT: **GRAND CENTURY HOLDING COMPANY LIMITED** (盛譽控股有限公司) whose registered office is situate at 14/F, Edward Wong Tower, 910 Cheung Sha Wan Road, Lai Chi Kok, Kowloon, Hong Kong.

THE SECOND SCHEDULE

PREMISES

PART 1

The Development: The development erected on all that piece or parcel of ground registered in the Land Registry as Kowloon Inland Lot No.11099 and comprising, inter alia, the Office Tower, a shopping and commercial centre, a hotel and private and public car-parking spaces.

PART 2

The Premises: All Those **Suite Nos. 01, 12 and 15 on Level 17 of the Office Tower** as shown for identification purposes only on the Plan attached hereto and coloured Pink thereon.

PART 3

User: The Tenant shall use the Premises as **office premises** only. The Landlord gives no warranty as to the fitness of the Premises for such use.

THE THIRD SCHEDULE

TERM

The Term: The period of **TWO (2) YEARS** commencing on **20 August 2023** and expiring on **19 August 2025** (both dates inclusive).

THE FOURTH SCHEDULE

RENT

PART 1

The Rent (exclusive of Government Rates and Management Charges): -

Period	Rent Payable (in Hong Kong Dollars) per calendar month
The Term	**HK$205,425.00**

PART 2

Management Charges:	**HK$29,946.40** per calendar month (subject to increase in accordance with Clause 4.2 hereof)

DEPOSIT

PART 3

The Deposit:	**HK$1,095,846.30** equivalent to **Four and a Half (4.5) months'** Rent, Management Charges and Rates (subject to increase in accordance with the terms of this Lease).

THE FIFTH SCHEDULE

INSURED AMOUNT

(a) **Third Party Liability**

(i) HK$10 million for any one (1) accident; and

(ii) unlimited cover for the insured period.

(b) **Glass**

The insured amount to be approved by the Landlord.

(c) **Water Damage and Fittings**

Minimum of HK$1,000.00 per square foot of area or a lump sum of HK$1,000,000.00, whichever is the greater.

THE SIXTH SCHEDULE

SPECIAL CONDITIONS

1. Landlord's Fixtures & Fittings

The Landlord has provided the following fixtures and fittings which are based on the Landlord's specifications:-

(a) concrete floor (without screeding);

(b) the Office Tower's proprietary raised floor system to be installed throughout the office floor to a standard height of approximately five (5) inches above the structural floor level and openings in some of the raised floor panels;

(c) plaster finish and emulsion paint in white colour up to false ceiling soffit for internal surfaces of the external walls; but no finish for any dry partition walls;

(d) an acoustic metal ceiling system with metal ceiling tiles in place on a modular grid incorporating general light fittings for office use (other than decorative lighting and without wiring) and supply air ducts with VAV boxes linked from the central air-conditioning system of the Office Tower;

(e) automatic sprinkler system;

(f) MCCB board for the Premises installed at the meter room;

(g) dry partition walls without finish;

(h) curtain wall and/or windows; and

(i) one (1) wooden door and one (1) single leaf glass door.

2. Condition of the Premises

The parties acknowledge that the Tenant is in occupation of the Premises as an existing tenant. The Tenant is deemed to have inspected the Premises prior to the signing of this Lease and taken over the same in their "as-is" condition on the commencement of the Term together with the Landlord's Fixtures and Fittings mentioned in Paragraph 1 above as well as other fittings, fixtures and furniture within the Premises (collectively the "**Fixtures and Fittings**"). The Tenant understands and accepts that the Landlord gives and implies no warranty as to the condition or working order of the Fixtures and Fittings.

Upon the expiration or sooner termination of the Term, the Tenant shall at its own costs and expenses, if the Landlord so requires, remove all the fittings, fixtures and furniture within the Premises (save and except the Landlord's Fixtures and Fittings mentioned in Paragraph 1 above) and reinstate the Premises to their "bare-shell" condition and make good all damages to the Premises to the satisfaction of the Landlord and in accordance with Clause 5.24 of this Lease.

3. Transfer of Deposit

Notwithstanding any provision to the contrary contained herein, it is hereby expressly agreed by the parties hereto that:-

(a) Upon the commencement of the Term herein, the sum of **HK$699,013.50** being the deposit (the "**Previous Deposit**") paid under the lease dated 19 July 2021 made between the Landlord and the Tenant in respect of the Premises (the "**Previous Lease**") shall be transferred and carried over to this Lease as part payment of the Deposit and the Tenant shall upon the execution of this Lease pay to the Landlord a further sum of **HK$396,832.80** which together with the Previous Deposit shall be the Deposit. The Tenant further undertakes and agrees to settle forthwith any shortfall of the Deposit upon demand by the Landlord, but in any event before the date of commencement of this Lease.

(b) In the event that the Tenant shall (either before or after the date hereof) have breached any of the terms and conditions contained in the Previous Lease which on the part of the Tenant is to be observed and performed up to and inclusive of the date of the expiration of the contractual term or sooner determination of the Previous Lease, then the Landlord shall be entitled to deduct from the Deposit such amount as may be required towards remedying the same insofar as it may be possible (without prejudice to any other rights or remedies available to the Landlord for breach of the Previous Lease) and in such circumstances and as a condition precedent to the commencement of this Lease the Tenant shall forthwith on demand by the Landlord pay a further sum to the Landlord (to be held as part of the Deposit) equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord to forfeit the tenancy hereby created or maintained, and at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Lease (and/or the Previous Lease (as appropriate)) shall absolutely determine but without prejudice to any right of action by the Landlord may have against the Tenant under this Lease (and/or the Previous Lease (as appropriate)) and the balance of the Deposit (if any) shall be absolutely forfeited as and for liquidated damages (and not as penalty).

(c) For the avoidance of doubt, this Lease shall take effect subject to and with the benefit of the Previous Lease until expiry of the contractual term or sooner determination of the Previous Lease and so that any breach in the obligations and restrictions on the part of the Tenant in the Previous Lease shall be a breach of this Lease and vice versa.

4. Guarantee and Indemnity

The Tenant shall procure and (Mr) Ng, Hon Kin (Holder of Hong Kong Identity Card No. D239096(6)) shall provide the Landlord with a Guarantee and Indemnity (the "**Guarantee**") upon signing of this Lease but in any event 3 working days prior to the commencement of the Term for the Premises in the form provided by the Landlord to secure the Tenant's due observance and performance of the terms and conditions as contained this Lease. The legal cost relating to the Guarantee shall be borne by the Tenant solely.

5. Compliance with Law & Regulations

(a) The Tenant shall obey and comply with and shall indemnify the Landlord fully against any breach by the Tenant of any Applicable Law or applicable professional code of conduct or guideline or any other act, deed, matter or thing done, permitted, suffered or omitted to be done on or in relation to the Premises by the Tenant.

(b) The Tenant shall notify the Landlord in writing of any notice received from any statutory or public authority or professional body concerning or affecting the Premises or any services

supplied thereto or business carried on therein.

(c) The Tenant shall obtain any licence, approval or permit required by the HKSAR Government or other competent authority in connection with the Tenant's use or occupation of the Premises or the conduct or carrying on of the Tenant's business prior to the commencement of such use, occupation, business or employment and maintain the same in full force and effect and in all respects comply with the terms and conditions thereof during the currency of the lease and indemnify the Landlord against the consequence of any breach of this provision. In particular, the Tenant shall ensure that appropriate qualified and licensed personnel are engaged to undertake and carry out activities in the course of the Tenant's business at the Premises (including without limitation to beauty treatments or cosmetic surgeries, injection, clinical operations or other procedures) in compliance with any Applicable Law and applicable professional codes of conduct and guidelines. The Tenant shall provide to the Landlord copy(ies) of valid licence(s) for all such personnel. Should there be any change of such personnel and/or upon the Landlord's request, the Tenant shall forthwith provide the latest of such licences and other relevant documents to the Landlord.

6. Modification Works of Fire-proofing Corridor Wall / Corridor False Ceiling System / Glass Entrance Door with Air Return Louver / Lavatory Door(s) / Fire Exit Doors (as the case may be)

The Tenant hereby agrees that the Landlord shall have the right from time to time and at any time of the Term to modify and/or replace the existing corridor wall, air ducts passing through the corridor wall, corridor false ceiling system, the glass entrance door with air return louver, lavatory door(s) and fire exit doors (as the case may be) and any part thereof of the Premises and/or in any manner whatsoever (the "**Modification Works**") without any compensation to the Tenant. Upon receiving a notice from the Landlord, the Tenant shall permit the Landlord, its agent, its contractors and all other persons duly authorized by the Landlord with or without workmen or others and with or without appliance to enter upon the Premises at all times and with adequate access to the internal part of the Premises for the purpose of carrying out the Modification Works provided that when carrying out the Modification Works the Landlord will endeavour to cause as little inconvenience to the Tenant as practicable and shall make good any damages that may cause to the Premises.

IN WITNESS WHEREOF the parties hereto have executed this Lease the day and year first before written.

SIGNED by Hau Shun, Christina
Wong Mei Ling, Marina
for and on behalf of
RENAISSANCE CITY DEVELOPMENT COMPANY LIMITED
in the presence of: -

Cynthia Chan

For and on behalf of
Renaissance City Development Co. Ltd.
Authorized Signature(s)

SIGNED by NG HON KIN
for and on behalf of
GRAND CENTURY HOLDING COMPANY LIMITED
in the presence of: -

For and on behalf of
GRAND CENTURY HOLDING COMPANY LIMITED
盛譽控股有限公司
Authorized Signature(s)


Suite 2
Suite 3
Suite 5
Suite 6
Suite 7
Suite 8
Suite 9
Suite 10
Suite 11
Suite nos. 01, 12 & 15
Pink
AHU ROOM
METER ROOM
LIFT
LIFT
LIFT
LIFT
LIFT LOBBY
M. TOILET
F. TOILET
DIS.
CARGO LIFT
EXECUTIVE LIFT

Level 17
Office Tower
Langham Place

For Identification Purpose Only

Not to Scale